EXHIBIT 1.1

                             UNDERWRITING AGREEMENT


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                                7,200,000 SHARES



                       UNIVERSAL AMERICAN FINANCIAL CORP.



                                  COMMON STOCK



                             UNDERWRITING AGREEMENT

                               DATED JULY 12, 2001

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                                TABLE OF CONTENTS

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Section 1. Representations and Warranties of the Company......................2


   A. REPRESENTATIONS AND WARRANTIES OF THE COMPANY...........................2

      (a)     Compliance with Registration Requirements.......................2
      (b)     Offering Materials Furnished to Underwriters....................2
      (c)     Distribution of Offering Material by the Company................3
      (d)     The Underwriting Agreement......................................3
      (e)     Authorization of the Common Shares..............................3
      (f)     No Applicable Registration or Other Similar Rights..............3
      (g)     No Material Adverse Change......................................3
      (h)     Independent Auditors............................................3
      (i)     Preparation of the Financial Statements.........................4
      (j)     Incorporation and Good Standing of the Company and
              its Subsidiaries ...............................................4
      (k)     Capitalization and Other Capital Stock Matters..................4
      (l)     Stock Exchange Listing..........................................5
      (m)     Non-Contravention of Existing Instruments; No Further
              Authorizations or Approvals Required............................5
      (n)     No Material Actions or Proceedings..............................6
      (o)     Intellectual Property Rights....................................6
      (p)     All Necessary Permits, etc......................................6
      (q)     Title to Properties.............................................6
      (r)     Tax Law Compliance..............................................6
      (s)     Company Not an "Investment Company".............................7
      (t)     Insurance.......................................................7
      (u)     No Price Stabilization or Manipulation..........................7
      (v)     Related Party Transactions......................................7
      (w)     No Unlawful Contributions or Other Payments.....................7
      (x)     Company's Accounting System.....................................8
      (y)     ERISA Compliance................................................8
      (z)     Insurance Regulations...........................................8
      (aa)    Statutory Financial Statements..................................9
      (bb)    Reinsurance.....................................................9
      (cc)    Shareholders' Agreement.........................................9
      (dd)    Brokers Fees....................................................9
      (ee)    Changes in Law.................................................10

   B. REPRESENTATIONS AND WARRANTIES OF THE SELLING SHAREHOLDERS.............10

      (a)     The Underwriting Agreement.....................................10
      (b)     The Power of Attorney and Custody Agreement....................10
      (c)     Title to Common Shares to be Sold; All Authorizations Obtained.10
      (d)     Delivery of the Common Shares to be Sold.......................11
      (e)     Non-Contravention; No Further Authorizations or
              Approvals Required ............................................11
      (f)     No Registration or Other Similar Rights........................11
      (g)     Disclosure Made by Such Selling Shareholder in the Prospectus..11
      (h)     No Price Stabilization or Manipulation.........................12
      (i)     Broker's Fees..................................................12

                                       (i)

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Section 2. Purchase, Sale and Delivery of the Common Shares..................12

      (a)     The Firm Common Shares.........................................12
      (b)     The First Closing Date.........................................12
      (c)     The Optional Common Shares; the Second Closing Date............13
      (d)     Public Offering of the Common Shares...........................13
      (e)     Payment for the Common Shares..................................14
      (f)     Delivery of the Common Shares..................................14
      (g)     Delivery of Prospectus to the Underwriters.....................14

Section 3. Covenants of the Company..........................................15


   A. COVENANTS OF THE COMPANY...............................................15

      (a)     Representatives' Review of Proposed Amendments and Supplements.15
      (b)     Securities Act Compliance......................................15
      (c)     Amendments and Supplements to the Prospectus and
              Other Securities Act Matters ..................................15
      (d)     Copies of any Amendments and Supplements to the Prospectus.....16
      (e)     Blue Sky Compliance............................................16
      (f)     Use of Proceeds................................................16
      (g)     Transfer Agent.................................................16
      (h)     Earnings Statement.............................................16
      (i)     Periodic Reporting Obligations.................................16
      (j)     Agreement Not To Offer or Sell Additional Securities...........17
      (k)     Future Reports to the Representatives..........................17

   B. COVENANTS OF THE SELLING SHAREHOLDERS..................................17

      (a)     Agreement Not to Offer or Sell Additional Securities...........17
      (b)     Delivery of Forms W-8 and W-9..................................17

Section 4. Payment of Expenses...............................................18


Section 5. Conditions of the Obligations of the Underwriters.................18

      (a)     Auditors' Comfort Letter.......................................19
      (b)     Compliance with Registration Requirements; No Stop Order;
              No Objection from NASD ........................................19
      (c)     No Material Adverse Change or Ratings Agency Change............19
      (d)     Opinion of Counsel for the Company.............................20
      (e)     Opinion of Counsel for the Underwriters........................20
      (f)     Officers' Certificate..........................................20
      (g)     Bring-down Comfort Letter......................................20
      (h)     Opinion of Counsel for the Selling Shareholders................20
      (i)     Selling Shareholders' Certificate..............................21
      (j)     Selling Shareholders' Documents................................21
      (k)     Lock-Up Agreement from Certain Securityholders of the
              Company Other Than Selling Shareholders........................21
      (l)     Additional Documents...........................................21

                                      (ii)

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Section 6. Reimbursement of Underwriters' Expenses...........................22


Section 7. Effectiveness of this Agreement...................................22


Section 8. Indemnification...................................................22

      (a)     Indemnification of the Underwriters by the Company.............22
      (b)     Indemnification of the Underwriters by the Selling
              Shareholders ..................................................23
      (c)     Indemnification of the Company and each Selling Shareholder by the Underwriters ...........................................24
      (d)     Notifications and Other Indemnification Procedures.............25
      (e)     Settlements....................................................26

Section 9. Contribution......................................................26


Section 10. Default of One or More of the Several Underwriters...............27


Section 11. Termination of this Agreement....................................28


Section 12. Representations and Indemnities to Survive Delivery..............28


Section 13. Notices..........................................................29


Section 14. Successors.......................................................30


Section 15. Partial Unenforceability.........................................30


Section 16. Governing Law Provisions.........................................30

      (a)     Governing Law..................................................30
      (b)     Consent to Jurisdiction........................................30

Section 17. Failure of One or More of the Selling Shareholders to
            Sell and Deliver Common Shares ..................................31


Section 18. General Provisions...............................................31

                                      (iii)

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                             UNDERWRITING AGREEMENT

                                                                   July 12, 2001


BANC OF AMERICA SECURITIES LLC
Raymond James & Associates, Inc.
As Representatives of the Several Underwriters
c/o BANC OF AMERICA SECURITIES LLC
600 Montgomery Street
San Francisco, California  94111


Ladies and Gentlemen:

                  INTRODUCTORY. Universal American Financial Corp., a New York corporation (the "Company), proposes to issue and sell to the several underwriters named in SCHEDULE A (the "Underwriters") an aggregate of 5,000,000 shares of its Common Stock, par value $.01 per share (the "Common Stock"); and the shareholders of the Company named in SCHEDULE B (collectively, the "Selling Shareholders") severally propose to sell to the Underwriters an aggregate of 2,200,000 shares of Common Stock. The 5,000,000 shares of Common Stock to be sold by the Company and the 2,200,000 shares of Common Stock to be sold by the Selling Shareholders are collectively called the "Firm Common Shares". In addition, the Company and some Selling Shareholders have granted to the Underwriters an option to purchase up to an additional 750,000 shares (the "Optional Common Shares") of Common Stock, as provided in Section 2. The Firm Common Shares and, if and to the extent such option is exercised, the Optional Common Shares are collectively called the "Common Shares". Banc of America Securities LLC ("BAS") and Raymond James & Associates, Inc. ("Raymond James") have agreed to act as representatives of the several Underwriters (in such capacity, the "Representatives") in connection with the offering and sale of the Common Shares.

                  The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 333-62036), which contains a form of prospectus to be used in connection with the public offering and sale of the Common Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder (collectively, the "Securities Act"), including all documents incorporated or deemed to be incorporated by reference therein and any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A or Rule 434 under the Securities Act or the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (collectively, the "Exchange Act"), is called the "Registration Statement". Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the "Rule 462(b) Registration Statement", and from and after the date and time of filing of the Rule 462(b) Registration Statement the term "Registration Statement" shall include the Rule 462(b) Registration Statement. Such prospectus, in the form first used by the Underwriters to confirm sales of the Common Shares, is called the "Prospectus"; PROVIDED, HOWEVER, if the Company has, with the consent of BAS, elected to rely upon Rule 434 under the Securities Act, the term "Prospectus" shall mean the Company's prospectus subject to completion (each, a "preliminary prospectus") dated June 15, 2001 (such preliminary prospectus is called the "Rule 434 preliminary prospectus"), together with the applicable term sheet (the "Term Sheet") prepared and filed by the Company with the Commission under Rules 434 and 424(b) under the Securities Act and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. All references in this Agreement to the Registration Statement, the

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Rule 462(b) Registration Statement, a preliminary prospectus, the Prospectus or the Term Sheet, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

                  The Company and each of the Selling Shareholders hereby confirm their respective agreements with the Underwriters as follows:

         SECTION 1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         A.REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to each Underwriter and each Selling Shareholder as follows:

                  (a) COMPLIANCE WITH REGISTRATION REQUIREMENTS. The Registration Statement and any Rule 462(b) Registration Statement have been declared effective by the Commission under the Securities Act. The Company has complied to the Commission's satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

             Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Common Shares. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective and at all subsequent times, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date and at all subsequent times, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use therein. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

                  (b) OFFERING MATERIALS FURNISHED TO UNDERWRITERS. The Company has delivered to the Representatives two complete manually signed copies of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and preliminary prospectuses and the Prospectus, as amended or supplemented, in such quantities and at such places as the Representatives have reasonably requested for each of the Underwriters.

                  (c) DISTRIBUTION OF OFFERING MATERIAL BY THE COMPANY. The Company has not distributed and will not distribute, prior to the later of the Second Closing Date (as defined below) and the completion of the Underwriters' distribution of the Common Shares, any offering material

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         in connection with the offering and sale of the Common Shares other than a preliminary prospectus, the Prospectus or the Registration Statement.

                  (d) THE UNDERWRITING AGREEMENT. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

                  (e) AUTHORIZATION OF THE COMMON SHARES. The Common Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company and paid for by the Underwriters pursuant to this Agreement, will be validly issued, fully paid and nonassessable.

                  (f) NO APPLICABLE REGISTRATION OR OTHER SIMILAR RIGHTS. Except for the parties to the registration rights agreement described in the Prospectus, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, other than the Selling Shareholders with respect to the Common Shares included in the Registration Statement, except for such rights as have been duly waived.

                  (g) NO MATERIAL ADVERSE CHANGE. Except as otherwise disclosed in the Prospectus, subsequent to the respective dates as of which information is given in the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a "Material Adverse Change"); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

                  (h) INDEPENDENT AUDITORS. Ernst & Young LLP, who have expressed their opinion with respect to the December 31, 2000 financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission as a part of the Registration Statement and included in the Prospectus, are independent certified public accountants or independent auditors as required by the Securities Act and the Exchange Act.

                  (i) PREPARATION OF THE FINANCIAL STATEMENTS. The financial statements, including the notes thereto, filed with the Commission as a part of the Registration Statement and included in the Prospectus present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements, unless noted otherwise therein, have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement. The income statement data, balance sheet data and earnings

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         per share data for the five fiscal years ended December 31, 2000 as set forth in the Prospectus under the captions "Summary Financial and Operating Data" and "Selected Financial and Operating Data" fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement. The income statement data and earnings per share data for the fiscal quarters ended March 2000 and 2001 and balance sheet data as of March 31, 2001 as set forth in the Prospectus under the captions "Summary Financial and Operating Data" and "Selected Financial and Operating Data" fairly present the information as set forth therein on a basis consistent with that of the unaudited financial statements contained in the Registration Statement. The actual data for the fiscal quarter ended March 31, 2001 as set forth in the Prospectus under the caption "Capitalization" fairly presents the information as set forth therein on a basis consistent with that of the unaudited financial statements contained in the Registration Statement.

                  (j) INCORPORATION AND GOOD STANDING OF THE COMPANY AND ITS SUBSIDIARIES. Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement. The Company and each subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock of each subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries. Except for the capital stock of certain operating subsidiaries that is pledged as security to lenders under the Company's current $80 million credit facility described in the Prospectus, the Company owns, directly or through subsidiaries, the issued and outstanding capital stock of each subsidiary free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 22 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 and such other entities which are not required to be so listed.

                  (k) CAPITALIZATION AND OTHER CAPITAL STOCK MATTERS. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Prospectus or upon exercise of outstanding options described in the Prospectus). The Common Stock (including the Common Shares) conforms in all material respects to the description thereof contained in the Prospectus. All of the issued and outstanding shares of Common Stock (including the shares of Common Stock owned by Selling Shareholders) have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in the Prospectus. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Prospectus accurately and fairly presents, in all material respects, the information required to be shown with respect to such plans, arrangements, options and rights.

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                  (l) STOCK EXCHANGE LISTING. The Common Shares have been
         approved for inclusion on the Nasdaq National Market.

                  (m) NON-CONTRAVENTION OF EXISTING INSTRUMENTS; NO FURTHER AUTHORIZATIONS OR APPROVALS REQUIRED. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or is in default (or, with the giving of notice or lapse of time, would be in default) ("Default") under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an "Existing Instrument"), except for such Defaults as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. The Company's execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary which violation could reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company's execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, the Exchange Act, applicable state securities or blue sky laws and from the National Association of Securities Dealers, Inc. (the "NASD") and such consents and approvals the failure of which to obtain would not reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement.

                  (n) NO MATERIAL ACTIONS OR PROCEEDINGS. There are no legal or governmental actions, suits or proceedings pending or, to the Company's knowledge, threatened (i) against or affecting the Company or any of its subsidiaries, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such subsidiary and (B) any such action, suit or proceeding, if so determined adversely, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the Company's knowledge, is threatened or imminent.

                  (o) INTELLECTUAL PROPERTY RIGHTS. The Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, "Intellectual Property Rights") reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not, individually or in the aggregate, result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual

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         Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Change.

                  (p) ALL NECESSARY PERMITS, ETC. The Company and each subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to result in a Material Adverse Change.

                  (q) TITLE TO PROPERTIES. The Company and each of its subsidiaries has good and marketable title to all the properties reflected as owned in the financial statements referred to in Section 1(A)(i) above (or elsewhere in the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

                  (r) TAX LAW COMPLIANCE. The Company and its consolidated subsidiaries and its other subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns or have properly requested extensions thereof and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(A)(i) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its consolidated subsidiaries or any of its other subsidiaries has not been finally determined.

                  (s) COMPANY NOT AN "INVESTMENT COMPANY". The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Company is not, and after receipt of payment for the Common Shares and the application of such proceeds as described in the Prospectus will not be required to register as an "investment company" within the meaning of Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

                  (t) INSURANCE. Each of the Company and its subsidiaries is insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change. Neither of the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

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                  (u) NO PRICE STABILIZATION OR MANIPULATION. The Company has
         not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Common Shares.

                  (v) RELATED PARTY TRANSACTIONS. There are no business relationships or related-party transactions involving the Company or any subsidiary or any other person required to be described in the Prospectus which have not been described as required in the Prospectus.

                  (w) NO UNLAWFUL CONTRIBUTIONS OR OTHER PAYMENTS. Neither the Company nor any of its subsidiaries nor, to the Company's knowledge, any employee or agent of the Company or any subsidiary in his/her capacity as an employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus.

                  (x) COMPANY'S ACCOUNTING SYSTEM. The Company maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (y) ERISA COMPLIANCE. Any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company, its subsidiaries or their "ERISA Affiliates" (as defined below) are in compliance in all material respects with ERISA. "ERISA Affiliate" means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which the Company or such subsidiary is a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

                  (z) INSURANCE REGULATIONS. The Company has made all required filings under applicable insurance holding company statutes, and has received approvals of acquisition of control and/or affiliate transactions, in each jurisdiction in which such filings or approvals are required, except where the failure to have made such filings or receive such approvals in any such jurisdiction would not result, individually or in the aggregate, in a Material Adverse Change. Each of the Company and its subsidiaries: (A) holds such permits, licenses, consents, exemptions, franchises, authorizations and other approvals from insurance departments and other governmental or regulatory authorities (each, an "Authorization") (including, without limitation, insurance licenses from the insurance regulatory agencies of the various states or other jurisdictions where it conducts business (the "Insurance Licenses")), and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, as are necessary to own, lease, license and operate its respective properties and to conduct business, except where the failure to have any Authorization or Insurance License or to make any such filing or notice would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change, and (B) has fulfilled and performed all material obligations necessary to maintain such Authorizations and Insurance Licenses. Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change (A) each such Authorization and Insurance License is valid and in full force and effect and each of the Company and its subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and (B) no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body, the execution, delivery and performance of this Agreement by the Company, the sale and delivery of the Common Shares and the compliance by the Company with all of the provisions hereof and the consummation by the Company and its subsidiaries of the transactions contemplated in this Agreement) which allows or, after notice or lapse of time of both, would allow, revocation, suspension or termination of any such Authorization or Insurance License or results or, after notice or lapse of time or both, would result in any impairment of the rights of the holder of any such Authorization or Insurance License. Except as disclosed in the Prospectus, no insurance regulatory agency or body has issued any order or decree impairing, restricting or prohibiting the payment of dividends of any Company subsidiary to its respective parent which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Change.

                  (aa) STATUTORY FINANCIAL STATEMENTS. The statutory financial statements of the subsidiaries that are insurance companies (the "Insurance Subsidiaries"), from which certain ratios and other statistical data filed as a part of the Registration Statement or included or incorporated in the Prospectus have been derived: (A) have for each relevant period been prepared in conformity with statutory accounting practices required or permitted by the National Association of Insurance Commissioners and by the insurance laws of their respective states of domicile, and the rules and regulations promulgated thereunder, and such statutory accounting practices have been applied on a consistent basis throughout the periods involved, except as may otherwise be indicated therein or in the notes thereto; and (B) present fairly in all material respects the statutory financial position of the Insurance Subsidiaries as at the dates thereof, and the statutory basis results of operations of the Insurance Subsidiaries for the periods covered thereby.

                  (bb) REINSURANCE. Neither the Company nor any of its Insurance Subsidiaries is in violation of, or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained in reinsurance treaties, contracts, agreements and arrangements to which the Company or any of its Insurance Subsidiaries is a party, except for such violations or defaults which would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change; neither the Company nor any of its Insurance Subsidiaries has received any notice from any of the other parties to such treaties, contracts, agreements or arrangements that such other party intends not to perform its obligations thereunder and none of them has any reason to believe that any of the other parties to such treaties, contracts, agreements or arrangements will be unable to perform its obligations thereunder, except to the extent that such nonperformance would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change.

                  (cc) SHAREHOLDERS' AGREEMENT. All consents and approvals required by the Shareholders' Agreement dated July 30, 1999 among the Company and the Shareholders named therein in order to issue and sell the Common Shares pursuant to this Agreement have been obtained.

                  (dd) BROKERS FEES. Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company, or any Underwriter, for a brokerage commission, finder's fee or other like payment.

                  (ee) CHANGES IN LAW. To the knowledge of the Company and its subsidiaries, no change in any law or regulation is pending that would reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change, except as described in the Prospectus.

         Any certificate signed by an officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

         B. REPRESENTATIONS AND WARRANTIES OF THE SELLING SHAREHOLDERS. Each Selling Shareholder, severally and not jointly, represents and warrants to each Underwriter as follows:

                  (a) THE UNDERWRITING AGREEMENT. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder and is a valid and binding agreement of such Selling Shareholder, enforceable in accordance with its terms, except as rights to indemnification and contribution hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

                  (b) THE POWER OF ATTORNEY AND CUSTODY AGREEMENT. The Power of Attorney and Custody Agreement (the "Power of Attorney and Custody Agreement") signed by such Selling Shareholder relating to (i) the deposit of the Common Shares to be sold by such Selling Shareholder with American Stock Transfer & Trust Company, as custodian (the "Custodian") and (ii) the appointment of certain individuals named therein as such Selling Shareholder's attorneys-in-fact (each, an "Attorney-in-Fact") to the extent set forth therein relating to the transactions contemplated hereby and by the Prospectus, of such Selling Shareholder has been duly authorized, executed and delivered by such Selling Shareholder and is a valid and binding agreement of such Selling Shareholder, enforceable in accordance with its terms, except as rights to indemnification and contribution thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

                  (c) TITLE TO COMMON SHARES TO BE SOLD; ALL AUTHORIZATIONS OBTAINED. Such Selling Shareholder has, and on the First Closing Date and the Second Closing Date (as defined below) (if any Optional Common Shares are to be delivered on such Second Closing Date) will have, valid title to all of the Common Shares which may be sold by such Selling Shareholder pursuant to this Agreement, as set forth on SCHEDULE B hereto, on such date and the legal right and power, and all authorizations and approvals required by law and under its charter or by-laws, partnership agreement, or other applicable organizational documents to enter into this Agreement and its respective Power of Attorney and Custody Agreement, to sell, transfer and deliver all of the Common Shares which may be sold by such Selling Shareholder pursuant to this Agreement and to comply with its other obligations hereunder and thereunder.

                  (d) DELIVERY OF THE COMMON SHARES TO BE SOLD. Assuming the Underwriters purchase the Common Shares to be sold by such Selling Shareholder without notice of any adverse claim (within the meaning of Section 8-105 of the Uniform Commercial Code of the State of New York), delivery of the Common Shares which are sold by such Selling Shareholder and the payment by the Underwriters for such Common Shares, pursuant to this Agreement will pass valid title to such Common Shares, free and clear of any adverse claim (within the meaning of such Section 8-105).

                  (e) NON-CONTRAVENTION; NO FURTHER AUTHORIZATIONS OR APPROVALS REQUIRED. The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement, its respective Power of Attorney and Custody Agreement will not contravene or conflict with, result in a breach of, or constitute a default under, or require the consent of any other party to, the charter or by-laws, partnership agreement, or other organizational documents of such Selling Shareholder or any other agreement or instrument to which such Selling Shareholder is a party or by which it is bound or under which it is entitled to any right or benefit, any provision of applicable law or any judgment, order, decree or regulation applicable to such Selling Shareholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Shareholder, except as could not reasonably be expected to adversely affect the consummation of the transactions contemplated by this Agreement. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the consummation by such Selling Shareholder of the transactions contemplated in this Agreement where the failure to obtain such consents and approvals would reasonably be expected to adversely affect the consummation of the transactions contemplated by this Agreement, except such as have been obtained or made and are in full force and effect or may be required under the Securities Act, applicable state securities or blue sky laws and from the NASD.

                  (f) NO REGISTRATION OR OTHER SIMILAR RIGHTS. Such Selling Shareholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as are described in the Prospectus under the caption "Risk Factors-Risks Related to our Common Stock and the Offering".

                  (g) DISCLOSURE MADE BY SUCH SELLING SHAREHOLDER IN THE PROSPECTUS. All information furnished by or on behalf of such Selling Shareholder in writing expressly for use in the Prospectus is, and on the First Closing Date and the Second Closing Date will be, true, correct, and complete in all material respects, and does not, and on the First Closing Date and the Second Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading in light of the circumstances under which they were made. All information furnished by or on behalf of such Selling Shareholder in writing expressly for use in each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Such Selling Shareholder confirms as accurate the number of shares of Common Stock set forth opposite such Selling Shareholder's name in the Prospectus under the caption "Principal and Selling Shareholders" (both prior to and after giving effect to the sale of the Common Shares).

                  (h) NO PRICE STABILIZATION OR MANIPULATION. Such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Common Shares.

                  (i) BROKER'S FEES. Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between such Selling Shareholder and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with the sale by such Selling Shareholder of the Common Shares to the Underwriters.

                  Any certificate signed by or on behalf of any Selling Shareholder and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by such Selling Shareholder to each Underwriter as to the matters covered thereby.

         SECTION 2.        PURCHASE, SALE AND DELIVERY OF THE COMMON SHARES.

                  (a) THE FIRM COMMON SHARES. Upon the terms herein set forth,
         (i) the Company agrees to issue and sell to the several Underwriters an aggregate of 5,000,000 Firm Common Shares and (ii) the Selling Shareholders agree to sell to the several Underwriters an aggregate of 2,200,000 Firm Common Shares, each Selling Shareholder selling the number of Firm Common Shares set forth opposite such Selling Shareholder's name on SCHEDULE B. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company and the Selling Shareholders the respective number of Firm Common Shares set forth opposite their names on SCHEDULE A. The purchase price per Firm Common Share to be paid by the several Underwriters to the Company and the Selling Shareholders shall be $4.6813 per share.

                  (b) THE FIRST CLOSING DATE. Delivery of the Firm Common Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of LeBoeuf, Lamb, Greene & MacRae, L.L.P., 125 West 55th Street, New York, NY 10019 (or such other place as may be agreed to by the Company and the Representatives) at 10:00 a.m. New York time, on July 18, 2001, or such other time and date not later than 1:30 p.m. New York time, on July 26, 2001 as the Representatives shall designate by notice to the Company (the time and date of such closing are called the "First Closing Date"). The Company and the Selling Shareholders hereby acknowledge that circumstances under which the Representatives may provide notice to postpone the First Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company, the Selling Shareholders or the Representatives to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 10.

                  (c) THE OPTIONAL COMMON SHARES; THE SECOND CLOSING DATE. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company and the Selling Shareholders selling Optional Common Shares as indicated on SCHEDULE B hereto each hereby grant an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 750,000 Optional Common Shares from the Company and the Selling Shareholders selling Optional Common Shares as indicated on SCHEDULE B hereto at the purchase price per share to be paid by the Underwriters for the Firm Common Shares, with the Company selling up to 720,000 Optional Common Shares and each such Selling Shareholder selling up to the number of Optional Common Shares set forth opposite its name on SCHEDULE B hereto. The options granted hereunder are for use by the Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Firm Common Shares. The options granted hereunder may be exercised at any time (but not more than once) upon notice by the Representatives to the Company and to each of the Selling Shareholders selling Optional Common Shares as indicated on SCHEDULE B hereto, which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Optional Common

         Shares as to which the Underwriters are exercising pursuant to the options, (ii) the names and denominations in which the certificates for the Optional Common Shares are to be registered and (iii) the time, date and place at which such shares will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in such case the term "First Closing Date" shall refer to the time and date of delivery of the Firm Common Shares and the Optional Common Shares). Such time and date of delivery, if subsequent to the First Closing Date, is called the "Second Closing Date" and shall be determined by the Representatives and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. If any Optional Common Shares are to be purchased, (a) each Underwriter agrees, severally and not jointly, to purchase the number of Optional Common Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Optional Common Shares to be purchased as the number of Firm Common Shares set forth on SCHEDULE A opposite the name of such Underwriter bears to the total number of Firm Common Shares from the Company and the Selling Shareholders selling Optional Common Shares as indicated on SCHEDULE B hereto in such proportions as the number of Optional Common Shares to be sold by the Company (720,000) and the number of Optional Common Shares set forth opposite the respective Selling Shareholder's name on SCHEDULE B hereto respectively bear to the aggregate number of Optional Common Shares,
         (b) the Company agrees to sell up to an aggregate of 720,000 Optional Common Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) to such Underwriters in such respective amounts as described above and (c) such Selling Shareholders selling Optional Common Shares as indicated on SCHEDULE B hereto agree to sell up to an aggregate of 30,000 Optional Common Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) to such Underwriters in such respective amounts as described above and on SCHEDULE B hereto. The Representatives may cancel the options described above at any time prior to their expiration by giving written notice of such cancellation to the Company and each of the Selling Shareholders selling Optional Common Shares as indicated on SCHEDULE B hereto.

                  (d) PUBLIC OFFERING OF THE COMMON SHARES. The Representatives hereby advise the Company and the Selling Shareholders that the Underwriters intend to offer for sale to the public, as described in the Prospectus, their respective portions of the Common Shares as soon after this Agreement has been executed and the Registration Statement has been declared effective as the Representatives, in their sole judgment, have determined is advisable and practicable.

                  (e) PAYMENT FOR THE COMMON SHARES. Payment for the Common Shares to be sold by the Company shall be made at the First Closing Date (and, if applicable, at the Second Closing Date) by wire transfer of immediately available funds to the order of the Company. Payment for the Common Shares to be sold by the Selling Shareholders shall be made at the First Closing Date (and, if applicable, at the Second Closing
         Date) by wire transfer of immediately available funds to the order of each Selling Shareholder who provides sufficient wire transfer instructions pursuant to the Power of Attorney and Custody Agreement of such Selling Shareholder and with respect to any Selling Shareholder who does not provide such instructions, to the order of the Custodian on behalf of and for the account of such respective Selling Shareholder.

             It is understood that the Representatives have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Common Shares and any Optional Common Shares the Underwriters have agreed to purchase. BAS or Raymond James, individually and not as a Representative of the Underwriters, may (but shall not be obligated to) make payment for any Common Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the First Closing Date or the Second Closing Date, as the case may be, for the account of such

         Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

             Each Selling Shareholder hereby agrees that it will pay all stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of the Common Shares to be sold by such Selling Shareholder to the several Underwriters, or otherwise in connection with the performance of such Selling Shareholder's obligations hereunder.

                  (f) DELIVERY OF THE COMMON SHARES. The Company and the Selling Shareholders shall deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters the Firm Common Shares to be sold by them at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company and the Selling Shareholders (if any Optional Common Shares are to be sold by Selling Shareholders) shall also deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters, the Optional Common Shares the Underwriters have agreed to purchase from them at the First Closing Date or the Second Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Common Shares shall be registered in such names and denominations as the Representatives shall have requested at least two full business days prior to the First Closing Date (or the Second Closing Date, as the case may be). Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

                  (g) DELIVERY OF PROSPECTUS TO THE UNDERWRITERS. Not later than 12:00 p.m. on the second business day following the date the Common Shares are first released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Representatives shall reasonably request.

         SECTION 3.        COVENANTS OF THE COMPANY.

         A. COVENANTS OF THE COMPANY. The Company further covenants and agrees with each Underwriter as follows:

                  (a) REPRESENTATIVES' REVIEW OF PROPOSED AMENDMENTS AND SUPPLEMENTS. During such period beginning on the date hereof and ending on the later of the First Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer (the "Prospectus Delivery Period"), prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act) or the Prospectus (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), the Company shall furnish to the Representatives and each Selling Shareholder for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representatives reasonably objects.

                  (b) SECURITIES ACT COMPLIANCE. After the date of this Agreement, the Company shall promptly advise the Representatives and each Selling Shareholder in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration

         Statement or any post-effective amendment thereto or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 434, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

                  (c) AMENDMENTS AND SUPPLEMENTS TO THE PROSPECTUS AND OTHER SECURITIES ACT MATTERS. If, during the Prospectus Delivery Period, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of the Representatives or counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with law, the Company agrees to promptly prepare (subject to Section 3(A)(a) hereof), file with the Commission and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

                  (d) COPIES OF ANY AMENDMENTS AND SUPPLEMENTS TO THE PROSPECTUS. The Company agrees to furnish the Representatives, without charge, during the Prospectus Delivery Period, with as many copies of the Prospectus and any amendments and supplements thereto as the Representatives may reasonably request.

                  (e) BLUE SKY COMPLIANCE. The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Common Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws of those jurisdictions designated by the Representative, shall comply with such laws and shall maintain such qualifications, registrations and exemptions in effect so long as required for the distribution of the Common Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Common Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

                  (f) USE OF PROCEEDS. The Company shall apply the net proceeds from the sale of the Common Shares sold by it in the manner described under the caption "Use of Proceeds" in the Prospectus.

                  (g) TRANSFER AGENT. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

                  (h) EARNINGS STATEMENT. As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement (which need not be audited) that satisfies the provisions of Section 11(a) of the Securities Act including, at the option of the Company, Rule 158 thereunder.

                  (i) PERIODIC REPORTING OBLIGATIONS. During the Prospectus Delivery Period the Company shall file, on a timely basis, with the Commission and the Nasdaq National Market all reports and documents required to be filed under the Exchange Act.

                  (j) AGREEMENT NOT TO OFFER OR SELL ADDITIONAL SECURITIES. During the period of 180 days following the date of the Prospectus, the Company will not, without the prior written consent of BAS (which consent may be withheld at the sole discretion of BAS), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any shares of Common Stock, options or warrants to acquire shares of the Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock (other than as contemplated by this Agreement with respect to the Common SHARES); PROVIDED, HOWEVER, that the Company may issue shares of its Common Stock or options to purchase its Common Stock, or Common Stock upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Prospectus.

                  (k) FUTURE REPORTS TO THE REPRESENTATIVES. During the period of five years hereafter the Company will furnish to the Representatives at 9 West 57th Street, New York, NY 10022 Attention: Anthony Ursano:
         (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, Shareholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent auditors or independent certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the NASD or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock.

             BAS, on behalf of the several Underwriters, may, in its sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

         B. COVENANTS OF THE SELLING SHAREHOLDERS. Each Selling Shareholder further covenants and agrees with each Underwriter:

                  (a) AGREEMENT NOT TO OFFER OR SELL ADDITIONAL SECURITIES. Such Selling Shareholder will not, without the prior written consent of BAS (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under Securities Exchange Act of 1934, as amended) by such Selling Shareholder, or publicly announce the undersigned's intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 180 days after the date of the Prospectus.

                  (b) DELIVERY OF FORMS W-8 AND W-9. To deliver to the Representatives prior to the First Closing Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Shareholder is a non-United States person) or Form W-9 (if the Selling Shareholder is a United States Person).

             BAS, on behalf of the several Underwriters, may, in its sole discretion, waive in writing the performance by any Selling Shareholder of any one or more of the foregoing covenants or extend the time for their performance.

         SECTION 4. PAYMENT OF EXPENSES. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Common Shares (including all printing and engraving costs),
(ii) all fees and expenses of the registrar and transfer agent of the Common Stock, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Common Shares to the Underwriters, (iv) all fees and expenses of the Company's counsel, independent certified public accountants or independent auditors and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys' fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Common Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Representative, preparing and printing a "Blue Sky Survey" or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, the NASD's review and approval of the Underwriters' participation in the offering and distribution of the Common Shares, (viii) the fees and expenses associated with including the Common Shares on the Nasdaq National Market, and
(ix) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement. Except as provided in this Section 4, Section 6, Section 8 and Section 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

                  To the extent that the Company fails to pay the fees and expenses as provided for in the Registration Rights Agreement dated as of July 30, 1999, each Selling Shareholder agrees with each Underwriter to pay (directly or by reimbursement) all fees and expenses incident to the performance of its obligations under this Agreement which are not otherwise specifically provided for herein, including but not limited to (i) fees and expenses of counsel and other advisors for such Selling Shareholder, (ii) its pro rata portion (based on the number of Common Shares being sold by each Selling Shareholder) of the fees and expenses of the Custodian and (iii) its pro rata portion (based on the number of Common Shares being sold by each Selling Shareholder) of the expenses and taxes incident to the sale and delivery of the Common Shares to be sold by such Selling Shareholder to the Underwriters hereunder.

                  This Section 4 shall not affect or modify any separate, valid agreement relating to the allocation of payment of expenses between the Company, on the one hand, and the Selling Shareholders, on the other hand.

         SECTION 5.        CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS.
The obligations of the several Underwriters to purchase and pay for the Common Shares as provided herein on the First Closing Date and, with respect to the Optional Common Shares, the Second Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Shareholders set forth in Sections 1(A) and 1(B) hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional Common Shares, as of the Second Closing Date as though then made, to the timely performance by the Company and the Selling Shareholders of their respective covenants and other obligations hereunder, and to each of the following additional conditions:

                  (a) AUDITORS' COMFORT LETTER. On the date hereof, the Representatives shall have received from Ernst & Young LLP, independent certified public accountants or independent auditors for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type ordinarily included in auditors' "comfort letters" to underwriters, delivered according to Statement of Auditing Standards No. 72, with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus (and the Representatives shall have received an additional 2 conformed copies of such comfort letter for each of the several Underwriters).

                  (b) COMPLIANCE WITH REGISTRATION REQUIREMENTS; NO STOP ORDER; NO OBJECTION FROM NASD. For the period from and after effectiveness of this Agreement and prior to the First Closing Date and, with respect to the Optional Common Shares, the Second Closing Date:

                      (i) the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective; or, if the Company elected to rely upon Rule 434 under the Securities Act and obtained the Representatives' consent thereto, the Company shall have filed a Term Sheet with the Commission in the manner and within the time period required by such Rule 424(b);

                      (ii) no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and

                      (iii)the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

                  (c) NO MATERIAL ADVERSE CHANGE OR RATINGS AGENCY CHANGE. For the period from and after the date of this Agreement and prior to the First Closing Date and, with respect to the Optional Common Shares, the Second Closing Date: (i) in the judgment of the Representatives there shall not have occurred any Material Adverse Change; and (ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of any possible change, in the rating accorded any securities, or in the financial strength or claims paying ability rating, of the Company or any of its subsidiaries by any "nationally recognized statistical rating organization" as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act.

                  (d) OPINION OF COUNSEL FOR THE COMPANY. On each of the First Closing Date and the Second Closing Date the Representatives shall have received the favorable opinion of (i) Paul, Weiss, Rifkind, Wharton & Garrison, counsel for the Company, dated as of such Closing Date, the form of which is attached as EXHIBIT A-1 and (ii) Peter Kusev, Esq., Chief Compliance Officer for the Company, dated the Closing Date, the form of which is attached as EXHIBIT A-2 (and the Representatives shall have received an additional 2 conformed copies of such legal opinions for each of the several Underwriters).

                  (e) OPINION OF COUNSEL FOR THE UNDERWRITERS. On each of the First Closing Date and the Second Closing Date the Representatives shall have received the favorable opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel for the Underwriters, dated as of such Closing Date, with respect to the matters as the Representatives may reasonably request (and the Representatives shall have received an additional 2 conformed copies of such counsel's legal opinion for each of the several Underwriters).

                  (f) OFFICERS' CERTIFICATE. On each of the First Closing Date and the Second Closing Date the Representatives shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such Closing Date, to the effect set forth in subsection (b)(ii) of this
         Section 5, and further to the effect that:

                      (i) for the period from and after the date of this Agreement and prior to such Closing Date, there has not occurred any Material Adverse Change;

                      (ii) the representations, warranties and covenants of the Company set forth in Section 1(A) of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

                      (iii)the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

                  (g) BRING-DOWN COMFORT LETTER. On each of the First Closing Date and the Second Closing Date the Representatives shall have received from Ernst & Young LLP, independent certified public accountants or independent auditors for the Company, a letter dated such date, in form and substance reasonably satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this
         Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or Second Closing Date, as the case may be (and the Representatives shall have received an additional 2 conformed copies of such comfort letter for each of the several Underwriters).

                  (h) OPINION OF COUNSEL FOR THE SELLING SHAREHOLDERS. With respect to each Selling Shareholder on each of the First Closing Date and the Second Closing Date (if any of the Optional Common Shares are to be sold by such Selling Shareholder on such date) the Representatives shall have received the favorable opinion of, counsel for such Selling Shareholder, dated as of such Closing Date, in the respective forms which are attached as EXHIBIT B (and the Representatives shall have received an additional 2 conformed copies of such counsel's legal opinion for each of the several Underwriters).

                  (i) SELLING SHAREHOLDERS' CERTIFICATE. On each of the First Closing Date and the Second Closing Date (if any of the Optional Common Shares are to be sold by such Selling Shareholder on such date) the Representatives shall have received a written certificate executed by such Selling Shareholder or the Attorney-in-Fact of such Selling Shareholder, dated as of such Closing Date, to the effect that:

                      (i) the representations and warranties of such Selling Shareholder set forth in Section 1(B) of this Agreement are true and correct with the same force and effect as though expressly made by such Selling Shareholder on and as of such Closing Date; and

                      (ii) such Selling Shareholder has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date.

                  (j) SELLING SHAREHOLDERS' DOCUMENTS. On the date hereof, the Company and the Selling Shareholders shall have furnished for review by the Representatives copies of the Power of Attorney and Custody Agreements executed by each of the Selling Shareholders and such further information, certificates and documents as the Representatives may reasonably request.

                  (k) LOCK-UP AGREEMENT FROM CERTAIN SECURITYHOLDERS OF THE COMPANY OTHER THAN SELLING SHAREHOLDERS. On the date hereof, the Company shall have furnished to the Representatives an agreement in the form of EXHIBIT C hereto from its executive officers and directors and David Bulger, Gerald Wiener, Bob Hewlett, and Paul Edmondson, and such agreement shall be in full force and effect on each of the First Closing Date and the Second Closing Date.

                  (l) ADDITIONAL DOCUMENTS. On or before each of the First Closing Date and the Second Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Common Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

                  If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company and the Selling Shareholders at any time on or prior to the First Closing Date and, with respect to the Optional Common Shares, at any time prior to the Second Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination.

         SECTION 6. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If this Agreement is terminated by the Representatives pursuant to Section 5, Section 7, or Section 11 or Section 17, or if the sale to the Underwriters of the Common Shares on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company or any of the Selling Shareholders to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Common Shares, including but not limited to reasonable fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

         SECTION 7.        EFFECTIVENESS OF THIS AGREEMENT.

                  This Agreement shall not become effective until the later of
(i) the execution of this Agreement by each of the parties hereto and (ii) notification by the Commission to the Company and the Representatives of the effectiveness of the Registration Statement under the Securities Act.

                  Prior to such effectiveness, this Agreement may be terminated by any party by notice to each of the other parties hereto, and any such termination shall be without liability on the part of (a) the Company or the Selling Shareholders to any Underwriter, except that the Company and the Selling Shareholders shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Sections 4 and 6 hereof, (b) of any Underwriter to the Company or the Selling Shareholders, or (c) of any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

         SECTION 8.        INDEMNIFICATION.

                  (a) INDEMNIFICATION OF THE UNDERWRITERS BY THE COMPANY. The Company agrees to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A or Rule 434 under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or (iv) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law; or (v) upon any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Common Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) or (ii) above, PROVIDED that the Company shall not be liable under this clause (v) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its bad faith or willful misconduct; and to reimburse each Underwriter and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by BAS or Raymond James) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; PROVIDED, HOWEVER, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in the

         Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that with respect to any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Common Shares, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to Section 2 and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Common Shares to such person (it being understood that if at the time of any such claim such Underwriter shall certify that it has sent or given the Prospectus as then amended or supplemented to any person making such claim at or prior to the written confirmation of such sale, it shall be presumed that such Prospectus has been so sent or given unless the Company shall have sustained the burden of proving, in a court of competent jurisdiction by a final and nonappealable order, that the facts are otherwise), and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

                  (b) INDEMNIFICATION OF THE UNDERWRITERS BY THE SELLING SHAREHOLDERS. Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls such Underwriter within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or controlling persons may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Selling Shareholder), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A or Rule 434 under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) in whole or in part upon any inaccuracy in the representations and warranties of such Selling Shareholder contained herein; or (iv) in whole or in part upon any failure of such Selling Shareholder to perform its obligations hereunder or under law; in each case under clauses (i) and (ii) immediately above to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder expressly for use therein; and to reimburse the Underwriters, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Underwriters, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; PROVIDED HOWEVER, that with respect to any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Common Shares, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to Section 2 and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Common Shares to such person (it being understood that if at the time of any such claim such Underwriter shall certify that it has sent or given the Prospectus as then amended or supplemented to any person making such claim at or prior to the written confirmation of such sale, it shall be presumed that such Prospectus has been so sent or given unless the Selling Shareholder shall have sustained the burden of proving, in a court of competent jurisdiction by a final and nonappealable order, that the facts are otherwise), and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The Underwriters, hereby acknowledge that the only information that the Selling Shareholders have furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the Prospectus under the caption "Principal and Selling Shareholders"; and the Selling Shareholders confirm that such statements are correct. The indemnity agreement set forth in this
         Section 8(b) shall be limited to an amount equal to the total initial public offering price of the Common Shares sold by such Selling Shareholder, less the underwriting discount, as set forth on the front cover page of the Prospectus.

                  (c) INDEMNIFICATION OF THE COMPANY AND EACH SELLING SHAREHOLDER BY THE UNDERWRITERS. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and each Selling Shareholder, each of their respective directors, each of their respective officers who signed the Registration Statement, and each person, if any, who controls the Company or a Selling Shareholder, against any loss, claim, damage, liability or expense, as incurred, to which the Company or a Selling Shareholder, or any such director, officer, or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company and by the Representatives expressly for use therein; and to reimburse the Company and each Selling Shareholder, or any such director, officer, or controlling person for any legal and other expense reasonably incurred by the Company or any Selling Shareholder, or any such director, officer, controlling person, in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company and each Selling Shareholder, hereby acknowledge that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the table in the first paragraph, in the third paragraph with respect to selling concessions and the eleventh, twelfth, thirteenth and fourteenth paragraphs describing the types of activities the Underwriters may engage in that would stabilize the price of the Common Stock, each under the caption "Underwriting" in the Prospectus; and the Underwriters confirm that such statements are correct. The indemnity agreement set forth in this Section 8(c) shall be in addition to any liabilities that each Underwriter may otherwise have.

                  (d) NOTIFICATIONS AND OTHER INDEMNIFICATION PROCEDURES. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 8 to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; PROVIDED, HOWEVER, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice by the indemnifying party of such indemnified party's election to assume the defense of such action and approval by the indemnifying party of the counsel selected by the indemnified party, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (BAS in the case of Section 8(c) and Section 9), representing the indemnified parties who are parties to such action) or
         (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

                  (e) SETTLEMENTS. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by
         Section 8(d) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request (other than those fees and expenses that are being contested in good faith) prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

         SECTION 9.        CONTRIBUTION.

                  If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, from the offering of the Common Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Common Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Common Shares pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Shareholders, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus (or, if Rule 434 under the Securities Act is used, the corresponding location on the Term Sheet) bear to the aggregate initial public offering price of the Common Shares as set forth on such cover. The relative fault of the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company or the Selling Shareholders, on the one hand, or the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(d), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in
Section 8(d) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; PROVIDED, HOWEVER, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(d) for purposes of indemnification.

                  The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this
Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this
Section 9.

                  Notwithstanding the provisions of this Section 9, (i) no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Common Shares underwritten by it and distributed to the public and (ii) no Selling Shareholder shall be required to contribute any amount in excess of the total initial public offering price of the Common Sharers sold by such Selling Shareholder, less the underwriting discounts applicable to such Selling Shareholder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this

Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in SCHEDULE A. The Selling Shareholders' obligations to contribute pursuant to this Section 9 are several and not joint. For purposes of this Section 9, each officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

         SECTION 10. DEFAULT OF ONE OR MORE OF THE SEVERAL UNDERWRITERS. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Common Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Common Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Common Shares to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Firm Common Shares set forth opposite their respective names on SCHEDULE A bears to the aggregate number of Firm Common Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Common Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Common Shares and the aggregate number of Common Shares with respect to which such default occurs exceeds 10% of the aggregate number of Common Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Common Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 6, Section 8 and
Section 9 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the First Closing Date or the Second Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

                  As used in this Agreement, the term "Underwriter" shall be deemed to include any person substituted for a defaulting Underwriter under this
Section 10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         SECTION 11. TERMINATION OF THIS AGREEMENT. Prior to the First Closing Date this Agreement may be terminated by the Representatives by notice given to the Company and the Selling Shareholders if at any time (i) trading or quotation in any of the Company's securities shall have been suspended or limited by the Commission or by the Nasdaq National Market or trading in securities generally on the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any of federal, New York or California authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States' or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable to market the

Common Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Representatives there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representatives may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company or the Selling Shareholders to any Underwriter, except that the Company and the Selling Shareholders shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Sections 4 and 6 hereof, (b) any Underwriter to the Company or the Selling Shareholders, or (c) of any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

         SECTION 12. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, of the Selling Shareholders and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, or the Selling Shareholders, as the case may be, and will indefinitely survive delivery of and payment for the Common Shares sold hereunder and any termination of this Agreement.

         SECTION 13. NOTICES. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:

         Banc of America Securities LLC
         600 Montgomery Street
         San Francisco, California 94111
         Facsimile:  (415) 913-5558
         Attention:  Equity Capital Markets

with copies to:

         Banc of America Securities LLC
         9 West 57th Street
         New York, NY  10019
         Facsimile:  (212) 583-8567
         Attention:  Isaac Osaki, Esq.

         LeBoeuf, Lamb, Greene & MacRae, L.L.P.
         125 West 55th Street
         New York, NY  10019
         Facsimile:  (212) 424-8500
         Attention:  Michael Groll, Esq.

If to the Company:

         Universal American Financial Corp.
         Six International Drive, Suite 190
         Rye Brook, New York  10573
         Facsimile:  (914) 934-2949
         Attention:  Robert A. Waegelein, Chief Financial Officer

If to a Selling Shareholder, to the address of such Selling Shareholder on SCHEDULE B hereto.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

         SECTION 14. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and Section 9, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Common Shares from any of the Underwriters merely by reason of such purchase.

         SECTION 15. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

         SECTION 16.       GOVERNING LAW PROVISIONS.

                  (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

                  (b) CONSENT TO JURISDICTION. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("Related Proceedings") may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the "Specified Courts"), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a "Related Judgment"), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party's address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Each party not located in the United States irrevocably appoints CT Corporation System, which currently maintains a New York office at 111 Eighth Avenue, New York, NY 10011, United States of America, as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York.

         SECTION 17. FAILURE OF ONE OR MORE OF THE SELLING SHAREHOLDERS TO SELL AND DELIVER COMMON SHARES. If one or more of the Selling Shareholders shall fail to sell and deliver to the Underwriters the Common Shares to be sold and delivered by such Selling Shareholders at the First Closing Date pursuant to this Agreement, then the Underwriters may at their option, by written notice from the Representatives to the Company and the Selling Shareholders, either (i) terminate this Agreement without any liability on the part of any Underwriter or, except as provided in Sections 4, 6, 8 and 9 hereof, the Company or the Selling Shareholders, or (ii) purchase the shares which the Company and other Selling Shareholders have agreed to sell and deliver in accordance with the terms hereof. If one or more of the Selling Shareholders shall fail to sell and deliver to the Underwriters the Common Shares to be sold and delivered by such Selling Shareholders pursuant to this Agreement at the First Closing Date or the Second Closing Date, then the Underwriters shall have the right, by written notice from the Representatives to the Company and the Selling Shareholders, to postpone the First Closing Date or the Second Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

         SECTION 18. GENERAL PROVISIONS. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Table of Contents and the Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.



                            [Signature Pages Follow]

                  If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company and the Custodian the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.


                                   Very truly yours,

                                   UNIVERSAL AMERICAN FINANCIAL CORP.



                                   By:  /s/ Richard Barasch
                                        ---------------------------------------
                                        Name:   Richard Barasch
                                        Title:  Chief Executive Officer

                                   SELLING SHAREHOLDERS:

                                   J.P. MORGAN PARTNERS (BHCA) L.P.


                                   By:  /s/ Richard Barasch
                                        ---------------------------------------
                                        Name:   Richard Barasch
                                        Title:  Attorney-in-Fact


                                   MIDLAND NATIONAL LIFE INSURANCE COMPANY


                                   By:  /s/ Richard Barasch
                                        ---------------------------------------
                                        Name:   Richard Barasch
                                        Title:  Attorney-in-Fact


                                   CAPITAL Z FINANCIAL SERVICES FUND II, L.P.


                                   By:  /s/ Richard Barasch
                                        ---------------------------------------
                                        Name:   Richard Barasch
                                        Title:  Attorney-in-Fact


                                   CAPITAL Z FINANCIAL SERVICES PRIVATE
                                   FUND II, L.P.


                                   By:  /s/ Richard Barasch
                                        ---------------------------------------
                                        Name:   Richard Barasch
                                        Title:  Attorney-in-Fact


                                   UAFC, L.P.


                                   By:  /s/ Richard Barasch
                                        ---------------------------------------
                                        Name:   Richard Barasch
                                        Title:  Attorney-in-Fact

                                   SELLING SHAREHOLDERS:


                                   WAND/UNIVERSAL INVESTMENTS I L.P.

                                   By:  /s/ David J. Callard
                                        ---------------------------------------
                                        Name:   David J. Callard
                                        Title:  Attorney-in-Fact


                                   WAND/UNIVERSAL INVESTMENTS II L.P.

                                   By:  /s/ David J. Callard
                                        ---------------------------------------
                                        Name:   David J. Callard
                                        Title:  Attorney-in-Fact

                  The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives in New York, New York as of the date first above written.

BANC OF AMERICA SECURITIES LLC
RAYMOND JAMES & ASSOCIATES, INC.

Acting as Representatives of the several Underwriters named in the attached Schedule A.

BY: BANC OF AMERICA SECURITIES LLC


By:  /s/ Antonio Ursano, Jr.
     ----------------------------------
     Name:   Antonio Ursano, Jr.
     Title:  Managing Director

                                   SCHEDULE A


                                                          NUMBER OF
                                                          FIRM COMMON
                                                          SHARES
UNDERWRITERS                                              TO BE PURCHASED

Banc of America Securities LLC .................            5,414,400
Raymond James & Associates, Inc. ...............            1,353,600

Ryan, Beck & Co., Inc. .........................              144,000
Sanders Morris Harris ..........................              144,000
Sandler O'Neill & Partners L.P. ................              144,000

         Total..................................            7,200,000



                                   Schedule A

                                   SCHEDULE B


                                                                                   NUMBER OF
                                                           NUMBER OF FIRM          OPTIONAL COMMON SHARES TO BE
                                                           COMMON SHARES           SOLD IF OPTIONS ARE EXERCISED
SELLING SHAREHOLDER                                        TO BE SOLD              IN FULL

Capital Z Financial Services Fund II, L.P.                         484,741                          0
54 Thompson Street
New York, NY  10012
Attention:  David Spuria

Capital Z Financial Services Private Fund II, L.P.                   2,575
54 Thompson Street
New York, NY  10012
Attention:  David Spuria

UAFC, L.P.                                                         660,053                          0
30 North LaSalle Street
Chicago, IL 60602
Attention:  Richard Veed

J.P. Morgan Partners (BHCA), L.P.                                  252,631                          0
1221 Avenue of the Americas
New York, NY  10020
Attention:

Midland National Life Insurance Company                            500,000                          0
One Midland Plaza
Sioux Falls, SD 57193-0001
Attention:  E. John Fromelt

Wand/Universal Investments I L.P.                                  240,000                     24,000
c/o Wand Partners Inc.
630 Fifth Avenue
Suite 2845
New York, NY  10111
Attention:  David J. Callard

Wand/Universal Investments II L.P.                                  60,000                      6,000
c/o Wand Partners Inc.
630 Fifth Avenue
Suite 2845
New York, NY  10111
Attention:  David J. Callard

         Total:...........................................       2,200,000                     30,000
                                                                 =========                     ======

                               Schedule B - Page 1

                                                                     EXHIBIT A-1

              [OPINION OF PAUL, WEISS, RIFKIND, WHARTON & GARRISON
                            COUNSEL FOR THE COMPANY]



                                                     July __, 2001


BANC OF AMERICA SECURITIES LLC
RAYMOND JAMES & ASSOCIATES, INC.
As Representatives of the Several Underwriters
c/o BANC OF AMERICA SECURITIES
LLC 9 West 57th Street, 25th Floor
New York, NY  10019

                       UNIVERSAL AMERICAN FINANCIAL CORP.

Ladies and Gentlemen:

                  We have acted as special counsel to Universal American

Financial Corp., a New York corporation (the "Company"), in connection with the

Underwriting Agreement (the "Underwriting Agreement"), dated July 12, 2001, by and among Banc of America Securities LLC, Raymond James & Associates, Inc. and

the Underwriters named on Schedule A thereto (the "Underwriters"), for whom you are acting as representatives, the Company and the Selling Shareholders named on

Schedule B thereto (the "Selling Shareholders"), relating to the purchase today by the Underwriters of (a) an aggregate of 5,000,000 shares of common stock, par value $.01, of the Company (the "Common Stock") from the Company (the "Company

Shares"), (b) an aggregate of 2,200,000 shares of Common Stock from the Selling

Shareholders (the "Selling Shareholder Shares") and (c) an aggregate of

750,000 additional shares of Common Stock from the Company and certain Selling

Shareholders (the "Over-Allotment Shares") in accordance with the exercise of the option granted to the Underwriters pursuant to the terms of Section 2 of the

Underwriting Agreement. The Company Shares, Selling Shareholder Shares and

Over-Allotment Shares are collectively referred to herein as the "Shares." This opinion is being furnished at the request of the Company as contemplated by

Section 5(d) of the Underwriting Agreement. Capitalized terms used and not otherwise defined in this letter have the respective meanings given those terms in the Underwriting Agreement.

                                                                     EXHIBIT A-1

                  The Company has filed with the Securities and Exchange

Commission (the "Commission") a Registration Statement on Form S-3 (File No.

333-62036) under the Securities Act of 1933, as amended (the "Act"). The

Registration Statement was filed on May 30, 2001, was amended on June 18, 2001,

was further amended on July 11, 2001 and, we were advised orally by the

Commission, that the Registration Statement was declared effective by the

Commission at 12:00 p.m. noon on July 12, 2001. In this opinion, the

Registration Statement at the time it became effective under the Act, including the documents incorporated by reference, is called the "Registration Statement;"

the prospectus included as part of the Registration Statement is referred to as the "430A Prospectus;" and the final prospectus as filed as required by Rule

424(b) under the Act is referred to as the "final Prospectus" (the 430A

Prospectus and the final Prospectus are collectively referred to as the

"Prospectus").

                  A notification form for the listing of additional shares of

Common Stock was filed with the Nasdaq National Market on June 19, 2001.

                  In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

                  1.       the Registration Statement;

                  2.       the Prospectus;

                  3.       the Underwriting Agreement;

                  4.       a specimen certificate for the Shares; and

                  5. those documents incorporated by reference in the Registration Statement set forth on Schedule I.

In addition, we have examined: (i) such corporate records of the Company as we have considered appropriate, including a copy of the certificate of incorporation, as amended, and by-laws, as amended, of the Company certified by the Company as in effect on the date of this letter (collectively, the "Charter

Documents") and copies of resolutions of the board of directors of the Company relating to the issuance of the Shares certified by the Company; and (ii) such other certificates, agreements and documents as we deemed relevant and necessary as a basis for the opinions expressed below. We have also relied upon the

                                                                     EXHIBIT A-1

factual matters contained in the representations and warranties of the Company made in the Underwriting Agreement and upon certificates of public officials and the Company.

                  In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures,

the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals,

the conformity to the originals of all documents submitted to us as certified,

photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of the latter documents and that the statements regarding matters of fact in the certificates, records, agreements,

instruments and documents that we have examined are accurate and complete.

                  Whenever we indicate that our opinion is based upon our

knowledge or words of similar import, our opinion is based solely on the actual knowledge of the attorneys in this firm who are representing the Company in connection with the Underwriting Agreement and without any independent verification.

                  Based upon the foregoing, and subject to the assumptions,

exceptions and qualifications set forth in this letter, we are of the opinion that:

                  1.       The Company is a subsisting corporation in good

standing under the laws of the State of New York. The Company has all necessary corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and to enter into and perform its obligations under the Underwriting Agreement.

                  2.       The Shares to be purchased by the Underwriters from

the Company have been duly authorized by all necessary corporate action on the part of the Company and, when issued and delivered by the Company pursuant to the Underwriting Agreement against payment of the consideration set forth therein, will be validly issued, fully paid and nonassessable.

                  3.       The Common Stock of the Company conforms in all

material respects to the description set forth in the Prospectus under the caption "Description of Common Stock". The form of certificate used to evidence the Common Stock is in due and proper form and complies in all material

                                                                     EXHIBIT A-1

respects with all applicable requirements of the charter and by-laws of the

Company and the Business Corporation Law of the State of New York (the "BCL").

The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus accurately and fairly presents and summarizes, in all material respects, the information required to be shown with respect to such plans, arrangements, options and rights.

                  4.       Except as otherwise disclosed in the Prospectus, no

shareholder of the Company or any other person has any preemptive right, right of first refusal or other similar right to subscribe for or purchase Common

Stock of the Company arising by operation of the Charter Documents or the BCL or to our knowledge, in any agreement or other outstanding instrument to which the

Company is a party.

                  5.       The Underwriting Agreement has been duly authorized,

executed and delivered by the Company.

                  6.       The statements (i) in the Prospectus under the

captions "Risk Factors - Change of Control provisions may adversely affect the value of our common stock," and (ii) in Item 15 of the Registration Statement,

insofar as such statements constitute matters of law, summaries of legal matters, the Charter Documents, documents or legal proceedings, or legal conclusions, have been reviewed by us and fairly present and summarize, in all material respects, the matters referred to therein.

                  7.       Each of the Registration Statement and the

Prospectus, as of their respective effective or issue dates, appears on its face to be appropriately responsive in all material respects with the applicable requirements of the Act and the rules and regulations of the Commission under the Act (the "Rules and Regulations"), except for the financial statements,

financial statement schedules, other financial data and statistical data derived from financial statements included therein or in exhibits to or excluded from either of them, as to which we express no opinion; and each document listed on

Schedule I hereto filed under the Securities Exchange Act of 1934, as amended

(the "Exchange Act"), and incorporated by reference in the Registration

Statement and Prospectus (except for financial statements, financial statement schedules, other financial data and statistical data derived from financial statements

                                                                     EXHIBIT A-1

included in either of them, as to which we express no opinion) appears on its face to be appropriately responsive in all material respects when so filed to the requirements of the Exchange Act and the rules and regulations under the

Exchange Act.

                  For the purposes of this opinion, we have assumed that the statements made in the Registration Statement and Prospectus are complete and correct.

                  8.       To our knowledge, there are no Existing Instruments

required by the Act and the Rules and Regulations to be described or referred to in the Registration Statement or to be filed as exhibits thereto, other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

                  9.       The execution and delivery of the Underwriting

Agreement by the Company and the performance by the Company of its obligations thereunder (other than performance by the Company of its obligations under the indemnification section of the Underwriting Agreement, as to which we express no opinion) (i) have been duly authorized by all necessary corporate action on the part of the Company; (ii) will not result in any violation of the provisions of the Charter Documents; (iii) will not constitute a breach of, or default under,

or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to,

(A) the Company's Revolving Credit Facility with The Chase Manhattan Bank, as lender, or (B) to our knowledge, any other material Existing Instrument; or (iv)

to our knowledge, will not result in any violation of any Applicable Law or any judgment, order or decree of any court or arbitrator known to us, except (in the case of clauses (iii) and (iv) above) where the breach or violation would not have a material adverse effect on the Company and its subsidiaries taken as a whole or adversely affect the consummation of the transactions contemplated by the Underwriting Agreement. For purposes of this opinion, the term "Applicable

Law" means the BCL and those laws, rules and regulations of the United States of

America and the State of New York, in each case which in our experience are normally applicable to the transactions of the type contemplated by the

Underwriting Agreement.

                                                                     EXHIBIT A-1

                  10.      No consent, approval, authorization or other order

of, or registration or filing with any Governmental Authority, which has not been obtained, taken or made, is required under any Applicable Law for the

Company's execution, delivery and performance of the Underwriting Agreement and consummation of the transactions contemplated thereby (except as required under any state securities laws, as to which we express no opinion). For purposes of this opinion, the term "Governmental Authority" means any executive,

legislative, judicial, administrative or regulatory body of the State of New

York or the United States of America.

                  11.      The Company is not, and after receipt of payment for

the Shares will not be, required to be registered as an "investment company"

within the meaning of Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  12.      To our knowledge, there are no legal or governmental

actions, suits or proceedings pending or overtly threatened which are required to be disclosed in the Registration Statement, other than those disclosed therein.

                  13.      Any required filing of the Prospectus pursuant to

Rule 424(b) under the Act has been made in the manner and within the time period required by such Rule 424(b).

                  14.      Except as disclosed in the Prospectus, to our

knowledge, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration

Statement or included in the offering contemplated by the Underwriting

Agreement, other than the Selling Shareholders, except for such rights as have been duly waived.

                                      * * *

                  We have been advised orally by the staff of the Commission that no stop order suspending the effectiveness of the Registration Statement has been issued and to our knowledge no proceedings for that purpose have been initiated or are pending or are threatened by the Commission.

                  We have participated in the preparation of the Registration

Statement and the Prospectus and, although we have not undertaken to investigate or verify independently, and do not assume responsibility for, the accuracy or completeness of the statements contained in either of them (other than

                                                                     EXHIBIT A-1

as explicitly stated in paragraphs 3 and 6 above), based upon such participation

(and relying as to materiality as to factual matters to the extent we deemed reasonable on officers, employees and other representatives of the Company), no facts have come to our attention to lead us to believe that (a) the Registration

Statement or any amendment (except for the financial statements, financial statement schedules, other financial data or statistical data derived from financial statements included or incorporated by reference in or omitted from those documents, as to which we express no such belief), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (b) the Prospectus or any amendment or supplement (except for the financial statements, financial statement schedules,

other financial data or statistical data derived from financial statements included or incorporated by reference in or omitted from those documents, as to which we express no such belief), at the time the Prospectus was issued or on the date of this letter, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  The opinions expressed above are limited to the laws of the

State of New York and the federal laws of the United States of America. Our opinions are rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect. This letter is furnished by us solely for your benefit in connection with the transactions referred to in the Underwriting Agreement and may not be circulated to, or relied upon by, any other person without our prior written consent.


                                   Very truly yours,


                                   PAUL, WEISS, RIFKIND, WHARTON & GARRISON

                                                                     EXHIBIT A-1

                                                                      SCHEDULE I
                                                                      ----------

                       DOCUMENTS INCORPORATED BY REFERENCE
                       -----------------------------------

(1)      Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

(2)      Quarterly Report on Form 10-Q for the fiscal quarter ended March 31,
         2001; and

(3) The description of the Common Stock contained in the Registration Statement on Form 8-A, filed July 11, 1983.

                                                                     EXHIBIT A-2

                            [OPINION OF PETER KUSEV,
                    CHIEF COMPLIANCE OFFICER OF THE COMPANY]



                                                     July __, 2001


BANC OF AMERICA SECURITIES LLC
RAYMOND JAMES & ASSOCIATES, INC.
As Representatives of the Several Underwriters
c/o BANC OF AMERICA SECURITIES
LLC 9 West 57th Street, 25th Floor
New York, NY  10019

                       UNIVERSAL AMERICAN FINANCIAL CORP.
                       ----------------------------------

Ladies and Gentlemen:

                  I am the Chief Compliance Officer of Universal American Financial Corp., a New York corporation (the "Company") and have acted as counsel to the Company, in connection with the Underwriting Agreement (the "Underwriting Agreement"), dated July 12, 2001, by and among Banc of America Securities LLC, Raymond James & Associates, Inc. and the Underwriters named on Schedule A thereto (the "Underwriters"), for whom you are acting as representatives, the Company and the Selling Shareholders named on Schedule B thereto (the "Selling Shareholders"), relating to the purchase today by the Underwriters of (a) an aggregate of 5,000,000 shares of common stock, par value $.01, of the Company (the "Common Stock") from the Company (the "Company Shares"), (b) an aggregate of 2,200,000 shares of Common Stock from the Selling Shareholders (the "Selling Shareholder Shares") and (c) an aggregate of 750,000 additional shares of Common Stock from the Company and certain Selling Shareholders (the "Over-Allotment Shares") in accordance with the exercise of the option granted to the Underwriters pursuant to the terms of Section 2 of the Underwriting Agreement. The Company Shares, Selling Shareholder Shares and Over-Allotment Shares are collectively referred to herein as the "Shares." This opinion is being furnished at the request of the Company as contemplated by
Section 5(d) of the Underwriting Agreement. Capitalized terms used and not otherwise defined in this letter have the respective meanings given those terms in the Underwriting Agreement.

                  In connection with the furnishing of this opinion, I have examined originals, or copies certified or otherwise identified to my satisfaction, of the following documents:

                  1. the Registration Statement (No. 333-62036), including a prospectus, filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), as it became effective under the Act (such Registration Statement, as amended at the date hereof and including documents incorporated therein by reference, being hereafter referred to as the "Registration Statement"),

                                                                     EXHIBIT A-2

                  2. the prospectus included as part of the Registration Statement and the prospectus supplement to such prospectus dated July 12, 2001 (such prospectus supplement, together with the prospectus included in the Registration Statement and the documents incorporated therein by reference, are referred to as the "Prospectus"), and

                  3.       the Underwriting Agreement.

                  In addition, I have examined: (i) such corporate records of the Company as I have considered appropriate, including a copy of the certificate of incorporation, as amended, and by-laws, as amended, of the Company certified by the Company as in effect on the date of this letter (collectively, the "Charter Documents") and copies of resolutions of the board of directors of the Company relating to the issuance of the Shares certified by the Company; and (ii) such other certificates, agreements and documents as I deemed relevant and necessary as a basis for the opinions expressed below. I have also relied upon the factual matters contained in the representations and warranties of the Company made in the Underwriting Agreement and upon certificates of public officials and the Company.

                  In my examination of the documents referred to above, I have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by me, the authenticity of all documents submitted to me as originals, the conformity to the originals of all documents submitted to me as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that I have examined are accurate and complete.

                  Based upon the foregoing, and subject to the assumptions, exceptions and qualifications set forth in this letter, I am of the opinion that:

                  1. Each significant subsidiary of the Company (as defined in Rule 405 under the Securities Act) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and, to the best of my knowledge, each of it and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.

                  2. All of the issued and outstanding capital stock of each significant subsidiary of the Company (as defined in Rule 405 under the Securities Act) has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of, to the best of my knowledge, any pending or threatened claim. Except as otherwise set forth in the Registration Statement, such capital stock is owned by the Company free and clear of any security interest, mortgage, pledge, lien or encumbrance.

                  3. To the best of my knowledge, there are no material legal or governmental actions, suits or proceedings pending or threatened which are required to be disclosed in the Registration Statement, other than those disclosed therein.

                  4. To the best of my knowledge, there are no Existing Instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto, other than those

                                                                     EXHIBIT A-2

described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof and references thereto are correct in all material respects.

                  5. To the best of my knowledge, there are no licenses, franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described in the Registration Statement or to be filed as an exhibit thereto other than those described therein or filed or incorporated by reference as exhibits thereto.

                  6. To the best of my knowledge, neither the Company nor any subsidiary is in violation of its charter or by-laws or any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary or is in Default in the performance or observance of any obligation, agreement, covenant or condition contained in any material Existing Instrument, except in each such case for such violations or Defaults as would not, individually or in the aggregate, result in a Material Adverse Change.

                  7. All of the issued and outstanding shares of Common Stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with the registration and qualification requirements of federal and state securities laws; the capitalization of the Company conforms to the description set forth in the Prospectus.

                  8. The Company has made all required filings under applicable insurance holding company statutes, and has received approvals of acquisition of control and/or affiliate transactions, in each jurisdiction in which such filings or approvals are required, except where the failure to have made such filings or receive such approvals in any such jurisdiction would not result individually or in the aggregate, in a Material Adverse Change. Each of the Company and its subsidiaries: (A) holds such permits, licenses, consents, exemptions, franchises, authorizations and other approvals from insurance departments and other governmental or regulatory authorities (each, an "Authorization") (including, without limitation, insurance licenses from the insurance regulatory agencies of the various states or other jurisdictions where it conducts business (the "Insurance Licenses")), and has made all flings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable environmental laws (as defined below), as are necessary to own, lease, license and operate its respective properties and to conduct business, except where the failure to have any Authorization or Insurance License or to make any such filing or notice would not, individually or in the aggregate, result in a Material Adverse Change, and (B) has fulfilled and performed all material obligations necessary to maintain such Authorizations and Insurance Licenses. Except as would not, individually or in the aggregate, result in a Material Adverse Change (A) each such Authorization and Insurance License is valid and in full force and effect and each of the Company and its subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and (B) no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body, the execution, delivery and performance of this Agreement by the Company, the sale and delivery of the Common Shares and the compliance by the Company with all of the provisions hereof and the consummation by the Company and its subsidiaries of the transactions contemplated in this Agreement) which allows or, after notice or lapse of time of both, would allow, revocation, suspension or termination of any such Authorization or Insurance License or results or, after notice or lapse of time or both, would result in any impairment of the rights of the holder of any such Authorization or Insurance License. Except as disclosed in the Prospectus, no insurance regulatory agency or body has issued any order or decree impairing, restricting or prohibiting the payment of dividends of any Company subsidiary to its respective parent which would have individually or in the aggregate, a Material Adverse Change.

                                                                     EXHIBIT A-2

                  My opinions are rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect. This letter is furnished by me solely for your benefit in connection with the transactions referred to in the Underwriting Agreement and may not be circulated to, or relied upon, by any other person without my prior written consent.


                                   Very truly yours,



                                   --------------------------------------------
                                   Name:    J. Peter Kusev, J.D.
                                   Title:   SVP and Chief Compliance Officer,
                                            Universal American Financial Corp.

                                                                       EXHIBIT B


                            [OPINION OF PAUL, WEISS,
                          RIFKIND, WHARTON & GARRISON,
                           NEW YORK COUNSEL TO CERTAIN
                              SELLING SHAREHOLDERS]

                                                                       EXHIBIT B

              [OPINION OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP,
                 COUNSEL TO WAND/UNIVERSAL INVESTMENT I L.P. AND
                       WAND/UNIVERSAL INVESTMENTS II L.P.]

                                                                       EXHIBIT B

                     [OPINION OF O'SULLIVAN LLP, COUNSEL TO
                       J.P. MORGAN PARTNERS (BHCA), L.P.]

                                                                       EXHIBIT B

                     [OPINION OF SIDLEY AUSTIN BROWN & WOOD,
                             COUNSEL TO UAFC, L.P.]

                                                                       EXHIBIT B

                     [OPINION OF APPLEBY, SPURLING & KEMPE,
                COUNSEL TO CAPITAL FINANCIAL SERVICES FUND II, LP
            AND TO CAPITAL Z FINANCIAL SERVICES PRIVATE FUND II, L.P.

                                                                       EXHIBIT B

                         [OPINION OF GENERAL COUNSEL OF
                    MIDLAND NATIONAL LIFE INSURANCE COMPANY]

                                                                       EXHIBIT C

                                LOCK UP AGREEMENT



Universal American Financial Corp.
Six International Drive
Rye Brook, NY 10573

Banc of America Securities LLC
Raymond James & Associates, Inc.
         As Representatives of the Several Underwriters
c/o Banc of America Securities LLC
600 Montgomery Street
San Francisco, California 94111

         Re:      Universal American Financial Corp. (the "Company")

Ladies and Gentlemen:

                  The undersigned is an owner of record or beneficially of certain shares of common stock, par value $0.01, of the Company or securities convertible into or exchangeable or exercisable for common stock (collectively, "Securities"). The Company proposes to carry out a public offering of common stock (the "Offering") for which Banc of America Securities LLC and Raymond James & Associates, Inc. will act as the representatives (the "Representatives") of the underwriters. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations. The undersigned acknowledges that the Company, the Representatives and the other underwriters are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into underwriting arrangements with the Company with respect to the Offering.

                  In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, without the prior written consent of Banc of America Securities LLC, directly or indirectly, sell, offer, hedge, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise dispose of any shares of Securities, options or warrants to acquire Securities, or enter into a transaction which would have the same effect, currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned, or publicly announce the undersigned's intention to do any of the foregoing, for a period commencing on the date hereof and continuing to a date 180 days after the first date any of the common stock to be sold in the Offering is released by you for sale to the public (the "Public Offering Date").

                  The foregoing paragraph shall not apply to (a) any securities to be sold in the Offering, (b) the exercise of an option to purchase common stock or the surrender of shares of common stock or of an option to purchase shares of common stock in connection with the exercise of an option, in each case, pursuant to an employee benefit plan of the Company (it being understood that any shares of common stock issued to the undersigned pursuant to an employee benefit plan of the Company shall be subject to the terms of this lock up agreement), (c) transfers by way of testate or intestate succession or by operation of law, (d) transfers to members of the immediate family of the undersigned or to a trust, partnership, limited liability company or other entity, all of the beneficial interests which are held by the undersigned,

                                                                       EXHIBIT C

and (e) transfers to charitable organizations; provided that, in the case of transfers pursuant to clauses (c), (d) and (e) of this sentence, the transferee shall have agreed to be bound by the restrictions on transfer contained in this letter.

                  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of shares of Securities held by the undersigned except in compliance with the foregoing restrictions.

                  Any Securities received upon exercise of options granted to the undersigned will also be subject to this agreement. Any Securities acquired by the undersigned in the open market will not be subject to this agreement.

                  This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned. This agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before December 31, 2001.

Dated: ___________, 2001.




                                   ____________________________________________
                                        Printed Name of Holder



                                   By:  _______________________________________
                                        Signature



                                   ____________________________________________
                                        Printed Name of Person Signing



                                   ____________________________________________
                                   Capacity of Person Signing if Signing as
                                   Custodian, Trustee, or on Behalf of an Entity


                                       C-2